DELAWARE GROUP ADVISER FUNDS
Registration No. 811-7972
FORM N-SAR
 Semi-Annual Period Ended April 30, 2004


SUB-ITEM 77M:  Mergers

The response to sub-item 77I with respect to the merger of the Delaware Strategic Income Fund into the Delaware Diversified Income Fund Series of
Delaware Group Advisers Funds is incorporated by reference to Registrant's Form N-14 filed with the Commission on October 16, 2003.